                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 14a-11(c) or 14a-12

                      Advanced Fibre Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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

[AFC LOGO]

                      ADVANCED FIBRE COMMUNICATIONS, INC.
                             1465 N. MCDOWELL BLVD.
                           PETALUMA, CALIFORNIA 94954

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2001

TO OUR STOCKHOLDERS:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of ADVANCED FIBRE COMMUNICATIONS, INC. (the "Company") which will be held at the DoubleTree Hotel, One DoubleTree Drive, Rohnert Park, California 94928 at 2:00 p.m. on Wednesday, May 23, 2001 (the "Annual Meeting") for the following purposes:

     1. To elect two directors, Ruann F. Ernst and John A. Schofield, to the Board of Directors, each to serve a three-year term, such directors to constitute Class II of the Company's Board of Directors;

     2. To consider and vote upon a proposal to ratify the selection of KPMG LLP as independent public accountants for the Company for the fiscal year ending December 29, 2001; and

     3. To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     These matters are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 6, 2001 as the record date for determining those stockholders who will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection ten days prior to the Annual Meeting at the principal offices of the Company, 1465 N. McDowell Blvd., Petaluma, California 94954. The stock transfer books will not be closed between the record date and the date of the Annual Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

     Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                          Sincerely yours,

                                          [DONALD GREEN SIGNATURE]
                                          Donald Green
                                          Chairman of the Board

April 13, 2001
Petaluma, California

STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT CAREFULLY PRIOR TO RETURNING
                                 THEIR PROXIES

                                PROXY STATEMENT

                                      FOR

                      2001 ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                      ADVANCED FIBRE COMMUNICATIONS, INC.

                           TO BE HELD ON MAY 23, 2001

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ADVANCED FIBRE COMMUNICATIONS, INC. ("AFC" or the "Company") of proxies to be voted at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") which will be held at the DoubleTree Hotel, One DoubleTree Drive, Rohnert Park, California 94928 on Wednesday, May 23, 2001 at 2:00 p.m., or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2001 Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about April 13, 2001. The Company's 2000 Annual Report is being mailed to stockholders concurrently with this Proxy Statement. The 2000 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

                         VOTING RIGHTS AND SOLICITATION

     The close of business on April 6, 2001 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, AFC had 81,072,528 shares of Common Stock, $.01 par value, issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and stockholders of record entitled to vote at the Annual Meeting will have one vote for each share of Common Stock so held with regard to each matter to be voted upon. Representation of at least a majority of all outstanding shares of Common Stock of AFC is required to constitute a quorum. Accordingly, it is important that your shares be represented at the Annual Meeting.

     Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned to AFC will be voted at the Annual Meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the directors as described herein under "Proposal 1 -- Election of Directors" and FOR ratification of the selection of accountants as described herein under "Proposal 2 -- Ratification of Selection of Independent Public Accountants". Management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with the determination of a majority of the Board of Directors. Any stockholder has the right to revoke his or her proxy at any time before it is voted at the Annual Meeting. To be approved, each of the matters submitted for stockholder approval at the Annual Meeting must receive the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on that matter. Abstentions and broker non-votes will be included in the determination of the number of shares present for quorum purposes. Abstentions with respect to any proposal will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of whether a proposal has been approved.

     The entire cost of distribution and solicitation of proxies will be borne by AFC. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses. Innisfree M&A Incorporated, New York, has been retained at an estimated cost of $12,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies. This solicitation will be by mail, telephone, and other means.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a classified Board of Directors composed of seven directors. Accordingly, the terms of the office of the Board of Directors are divided into three classes. Class II will expire at the Annual Meeting, Class III will expire at the annual meeting to be held in 2002, and Class I will expire at the annual meeting to be held in 2003. At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified, or until their earlier resignation or removal, if any. To the extent there is an increase in the number of directors, additional directorships resulting therefrom will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are no family relationships among any of the Company's directors and executive officers. The Board of Directors has adopted a policy pursuant to which directors are generally required to retire from the Board of Directors upon attaining the age of 70.

     The current Class II directors are Ruann F. Ernst and Herbert M. Dwight, Jr. Mr. Dwight has reached the retirement age for directors and accordingly will not stand for re-election. The Board of Directors has nominated John A. Schofield and Ms. Ernst for election as Class II directors at the Annual Meeting. Mr. Schofield, who is currently a Class I director, intends to resign as a Class I director effective at the Annual Meeting. The resulting vacancy in Class I will be filled by a vote of the Board of Directors.

     The proxy holders named on the proxy card intend to vote all proxies received by them in the accompanying form FOR the election of the Class II nominees listed below, unless instructions to the contrary are marked on the proxy. The nominees have been selected by the Board of Directors and are currently members of the Board. If you do not wish your shares to be voted for these nominees, please identify the exception on the proxy card. In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

CLASS II -- NOMINEES FOR ELECTION:

                NAME                          PRINCIPAL OCCUPATION          DIRECTOR SINCE    AGE
                ----                          --------------------          --------------    ---
Ruann F. Ernst......................  Chief Executive Officer and Chairman       1998         54
                                      of the Board, Digital Island, Inc.
John A. Schofield...................  Chief Executive Officer and                1999         52
                                      President, Advanced Fibre
                                      Communications, Inc.

CLASS III -- DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING OF
STOCKHOLDERS:

                NAME                          PRINCIPAL OCCUPATION          DIRECTOR SINCE    AGE
                ----                          --------------------          --------------    ---
Donald Green........................  Chairman of the Board,                     1992         69
                                      Advanced Fibre Communications, Inc.
Dan Rasdal..........................  Director,                                  1993         67
                                      Advanced Fibre Communications, Inc.

CLASS I -- DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING OF
STOCKHOLDERS:

                NAME                          PRINCIPAL OCCUPATION          DIRECTOR SINCE    AGE
                ----                          --------------------          --------------    ---
Clifford H. Higgerson...............  General Partner, ComVentures               1993         61
Alex Sozonoff.......................  Vice President of Customer Advocacy,       1997         63
                                      Hewlett-Packard Company

     RUANN F. ERNST has served as a director of the Company since May 1998. Ms. Ernst has served as Chief Executive Officer of Digital Island, Inc. ("Digital Island"), an e-business delivery network, since June 1998 and has been Chairman of the Board of Digital Island since December 1999. From June 1998 through December 1999, Ms. Ernst also served as President of Digital Island. From 1994 to 1998, Ms. Ernst served as General Manager, Financial Services Business Unit for Hewlett-Packard Company ("Hewlett Packard"), an electronics equipment and computer company. Prior to that, Ms. Ernst served in various management positions at Hewlett-Packard and General Electric. Ms. Ernst is also a director of one private organization.

     DONALD GREEN is a co-founder of the Company and has served as the Company's Chairman of the Board since May 1992. Mr. Green served as Chief Executive Officer of the Company from June 1998 through March 1999 and from May 1992 to June 1997. Mr. Green is also a director of TCSI Corporation, CoSine Communications, and four private companies.

     CLIFFORD H. HIGGERSON has served as a director of the Company since January 1993. Mr. Higgerson has served as a general partner of ComVentures, a venture capital firm, since 1987 and a general partner of Vanguard Venture Partners, a venture capital firm and a stockholder of the Company, since July 1991. Mr. Higgerson is also a director of Digital Island, Inc., Tut Systems, Inc. and twelve private companies.

     DAN RASDAL has served as a director of the Company since February 1993. Mr. Rasdal has served as a director of Symmetricom, Inc. ("Symmetricom"), a telecommunications company, from 1985 to 2000. From 1985 to July 1998, Mr. Rasdal was Chairman of the Board, President, and Chief Executive Officer of Symmetricom. Mr. Rasdal is also a director of Celeritek, Inc.

     JOHN A. SCHOFIELD has served as a director of the Company since May 1999. Mr. Schofield has served as President and Chief Executive Officer since March 1999. From 1995 to 1999, Mr. Schofield held several senior management positions with ADC Telecommunications, Inc. including Senior Vice President, President of the Integrated Solutions Group, and Managing Director of Asia Pacific/Latin America. Mr. Schofield is also a director of two private companies.

     ALEX SOZONOFF has served as a director of the Company since October 1997. Mr. Sozonoff has served as Vice President of Customer Advocacy for Hewlett-Packard Company, an electronics equipment and computer company, since 1998. From 1994 to 1998, he was Vice President of Marketing for Hewlett-Packard.

                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of six meetings during the fiscal year ended December 30, 2000 (the "2000 fiscal year"). No director attended fewer than 75 percent of the aggregate number of Board meetings and meetings of committees on which he or she served, with the exception of Mr. Sozonoff, who missed two Board meetings and five committee meetings.

     The Board has established committees consisting of an Audit Committee, a Compensation Committee, a Nominating Committee and a Governance Committee.

     The Audit Committee currently consists of Mr. Rasdal, Mr. Sozonoff and Ms. Ernst, all of whom are independent directors as defined in the National Association of Securities Dealers listing standards. This Committee meets with the Company's financial management and its independent public accountants at various times during each year and reviews internal control conditions, audit plans and results, and financial reporting procedures. This Committee held nine meetings during the 2000 fiscal year.

     The Compensation Committee, currently consisting of Mr. Higgerson, Mr. Sozonoff and Mr. Dwight, reviews and approves the Company's compensation arrangements for key employees and administers the Company's 1996 Stock Incentive Plan (the "1996 Plan") and the Company's Employee Stock Purchase Plan. This Committee held six meetings during the 2000 fiscal year.

     The Nominating Committee, currently consisting of Mr. Green, Mr. Rasdal, Ms. Ernst and Mr. Sozonoff, presents to the Board of Directors suggestions for nominees to the Board of Directors. Stockholders who wish to suggest qualified candidates to the Nominating Committee should write to Amy M. Paul, Secretary of the Company, at 1465 N. McDowell Blvd., Petaluma, California 94954, stating in detail the candidate's qualifications for consideration by the Committee. A stockholder who wishes to nominate a director at a meeting of stockholders must comply with certain procedures set out in the Company's By-Laws. This Committee held no meetings during the 2000 fiscal year.

     The Governance Committee, currently consisting of Ms. Ernst and Mr. Dwight, advises the Board of Directors on corporate governance matters, recommends governance principles and practices and assesses Board and Board Committee effectiveness. This Committee held no meetings during the 2000 fiscal year.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2000 with the Company's management and has discussed the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees) with the representatives of KPMG LLP, the independent auditors of the Company. The independent auditors have provided a written disclosure to the Audit Committee in compliance with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed the auditors' independence with KPMG LLP. Based on the review of the audited consolidated financial statements for the year ended December 31, 2000 and the discussions between the Audit Committee, the Company's management and the independent auditors, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2000 be included in the Company's Annual Report to Stockholders and in the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

     The Audit Committee acts under a written charter that was first adopted and approved by the Company's Board of Directors on May 25, 2000. In performing its functions, the Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditor, who, in its report, expresses an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principals. A copy of the charter is attached as Exhibit A to this Proxy Statement.

          AUDIT COMMITTEE MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS:

                                   Dan Rasdal
                                 Alex Sozonoff
                                 Ruann F. Ernst

                             DIRECTOR COMPENSATION

     Effective January 1, 2000 through the end of the 2000 fiscal year, non-employee Board members of the Company received an annual retainer of $10,000. Beginning in the 2001 fiscal year, non-employee Board members will receive an annual retainer of $20,000. In addition to the annual retainer, non-employee Board members receive $1,000 for each regularly scheduled Board or committee meeting attended and $500 for each unscheduled Board or committee meeting attended. If a Board and a committee meeting are held on the same day, one meeting fee is paid. Non-employee Board members are also entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Board committee meetings. In addition, non-employee Board members receive stock options pursuant to the Automatic Option Grant Program in effect under the Company's 1996 Plan.

     Under the Automatic Option Grant Program, each individual who first joins the Board after June 30, 1996 as a non-employee Board member will receive a non-qualified stock option grant to purchase 40,000 shares of Common Stock at the time of his or her commencement of board service, provided such individual has not otherwise been in the prior employ of the Company. In addition, at each annual meeting of stockholders, each individual who is to continue to serve as a non-employee Board member will receive a non-qualified stock option grant to purchase 12,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company and whether or not such individual first joined the Board after June 30, 1996, provided that such individual has served as a non-employee Board member for at least six months.

     Each automatic grant will have an exercise price equal to the fair market value per share of Common Stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each of these options will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase, at the option exercise price paid per share, should the optionee's service as a non-employee Board member cease prior to vesting in the shares. Options granted under the Automatic Option Grant Program during the 2000 fiscal year vested in a series of installments over the optionee's period of Board service as follows: One-third of the option shares upon completion of one year of Board service, and the balance in twenty-four (24) successive equal monthly installments upon the optionee's completion of each additional month of Board service thereafter. However, each outstanding option will immediately vest upon
(i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member. Effective January 1, 2001, options granted under the Automatic Option Grant Program to each individual who first joins the Board as a non-employee Board member will continue to receive a non-qualified stock option grant to purchase 40,000 shares of Common Stock and will continue to vest over 36 months of service as described above. Options granted under the Automatic Option Grant Program at each annual meeting of stockholders as described above will vest in a series of installments over the optionee's period of Board service as follows: All of the option shares will vest upon the optionee's completion of one (1) year of Board service measured from the option grant date. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

                                   PROPOSAL 2

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of KPMG LLP served as independent public accountants for the Company for the 2000 fiscal year. The Board of Directors desires the firm to continue in this capacity for the current fiscal year. Accordingly, a resolution will be presented to the Annual Meeting to ratify the selection of KPMG LLP by the Board of Directors as independent public accountants to audit the accounts and records of the Company for the fiscal year ending December 29, 2001, and to perform other appropriate services. In the event that stockholders fail to ratify the selection of KPMG LLP, the Board of Directors would reconsider such selection. A representative of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representative desires to do so.

AUDIT FEES

     The Audit Committee approved non-audit services performed by KPMG LLP in fiscal year 2000, and determined that such services were compatible with maintaining KPMG LLP's independence with respect to the Company. This approval was made after such services were performed. Beginning in 2001, such non-audit services exceeding certain dollar amounts will be approved prior to such services being performed. A summary of the fees paid to KPMG LLP for services in fiscal year 2000 appears below.

                                                 FINANCIAL INFORMATION
                                                  SYSTEMS DESIGN AND
                                   AUDIT FEES     IMPLEMENTATION FEES     ALL OTHER FEES
                                   ----------    ---------------------    --------------
KMPG LLP.........................   $185,500             $  0                $88,275

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Common Stock as of March 1, 2001 by (i) each director of the Company; (ii) each officer named in the Summary Compensation Table below; and (iii) all directors and executive officers of the Company as a group. As of March 1, 2001 no person (or group of affiliated persons) was known by the Company to own beneficially more than five percent of the outstanding shares of the Common Stock of the Company.

                                                    AMOUNT AND NATURE
                                                      OF BENEFICIAL      PERCENT
             NAME OF BENEFICIAL OWNER                 OWNERSHIP(1)       OF CLASS
             ------------------------               -----------------    --------
Donald Green(2)...................................      1,232,714          1.5%
Herbert M. Dwight, Jr.(3).........................         72,556            *
Ruann F. Ernst(4).................................         51,200            *
Clifford H. Higgerson(5)..........................        371,246            *
Dan Rasdal(6).....................................        114,000            *
John A. Schofield(7)..............................        429,555            *
Alex Sozonoff(8)..................................         76,400            *
Gregory S. Steele(9)..............................        111,273            *
Mehmet N. Balos(10)...............................         64,082            *
Keith E. Pratt(11)................................         95,068            *
Jorge A. Valdes(12)...............................         52,025            *
All executive officers and directors as a group
  (13 persons)(13)................................      2,729,922          3.3%

---------------
  * Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable prior to May 1, 2001 are deemed to be outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Includes 541,754 shares issuable upon exercise of options held by Mr. Green, all of which will be vested as of May 1, 2001. Also includes 123,130 shares held by Green Venture Capital L.P. of which Donald Green is the General Partner.

 (3) Includes 64,000 shares issuable upon exercise of options held by Mr. Dwight, 33,222 of which will be vested as of May 1, 2001. Also includes 8,556 shares held by the Herbert M. Dwight, Jr. and Jane Dwight Trust, of which Mr. Dwight is the trustee.

 (4) Includes 51,200 shares issuable upon exercise of options held by Ms. Ernst, 32,645 of which will be vested as of May 1, 2001.

 (5) Includes 36,000 shares issuable upon exercise of options held by Mr. Higgerson, 18,334 of which will be vested as of May 1, 2001.

 (6) Includes 114,000 shares issuable upon exercise of options held by Mr. Rasdal, 95,834 of which will be vested as of May 1, 2001.

 (7) Includes 399,555 shares issuable upon exercise of options held by Mr. Schofield, all of which will be vested as of May 1, 2001.

 (8) Includes 76,000 shares issuable upon exercise of options held by Mr. Sozonoff, 58,334 of which will be vested as of May 1, 2001.

 (9) Includes 99,877 shares issuable upon exercise of options held by Mr. Steele, all of which will be vested as of May 1, 2001.

(10) Includes 60,549 shares issuable upon exercise of options held by Mr. Balos, all of which will be vested as of May 1, 2001.

(11) Includes 91,066 shares issuable upon exercise of options held by Mr. Pratt, all of which will be vested as of May 1, 2001.

(12) Includes 45,572 shares issuable upon exercise of options held by Mr. Valdes, all of which will be vested as of May 1, 2001.

(13) Includes 1,638,601 shares issuable upon exercise of options, 1,535,770 of which will be vested as of May 1, 2001.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the compensation earned by (i) the Company's Chief Executive Officer; and (ii) the other four most highly compensated executive officers of the Company serving as such as of the end of the last fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                     ANNUAL COMPENSATION             COMPENSATION
                                            --------------------------------------   ------------
                                                                        OTHER         SECURITIES
                                   FISCAL                              ANNUAL         UNDERLYING       ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR    SALARY($)   BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION(1)
   ---------------------------     ------   ---------   --------   ---------------   ------------   ---------------
John A. Schofield(2).............   2000    $420,500    $341,402      $204,436(3)       128,764         $5,250
  Chief Executive Officer,          1999     275,481      90,000       108,198(3)       800,000          3,197
  President and Director            1998          --          --            --               --             --
Gregory S. Steele................   2000     275,500     188,281            --           43,000          5,250
  Senior Vice President             1999     235,750       2,000            --           26,000          5,000
  and Chief Operating               1998     175,000       8,318            --          213,920(4)       5,000
  Officer
Mehmet N. Balos(5)...............   2000     237,519     158,527        20,466(6)       124,000          5,100
  Senior Vice President,            1999      90,073      10,800        30,534(6)       115,500             --
  Global Marketing and              1998          --          --            --               --             --
  North American Sales
Keith E. Pratt(7)................   2000     208,192     129,773            --           55,000          5,250
  Senior Vice President,            1999     142,368       4,500            --          168,000          4,983
  Chief Financial Officer,          1998          --          --            --               --             --
  Treasurer and Assistant
  Secretary
Jorge A. Valdes(8)...............   2000     213,619     106,907        20,791(9)        26,000          4,262
  Vice President, Engineering       1999     168,060       9,000        84,528(9)        90,000          4,986
                                    1998          --          --            --               --             --

---------------
(1) Represents Company contributions under the Company's 401(k) plan.

(2) Mr. Schofield became Chief Executive Officer in March 1999.

(3) Represents (i) relocation expenses paid by the Company in the amount of $14,419 for 2000 and $108,198 for 1999; and (ii) forgiveness of indebtedness under a promissory note payable to the Company in the amount of $190,017 for 2000. See "Certain Relationships and Related Transactions."

(4) For 1998, includes 85,920 options granted under the Company's 1998 Stock Option Repricing Program, as described in the Company's 1999 Proxy Statement, to replace previously granted options for the same number of shares that were cancelled in connection with such program.

(5) Mr. Balos joined the Company in July 1999.

(6) Represents relocation expenses paid by the Company.

(7) Mr. Pratt joined the Company in September 1997, and was appointed an executive officer in December 1999.

(8) Mr. Valdes joined the Company in March 1998, and was appointed an executive officer in July 1999.

(9) Represents (i) relocation expenses paid by the Company in the amount of $20,791 for 2000 and $35,982 for 1999; and (ii) temporary living expenses in the amount of $48,546 for 1999.

STOCK OPTION GRANTS TO NAMED EXECUTIVE OFFICERS

     The following table sets forth certain information regarding stock option grants made to each of the Named Executive Officers in 2000. No stock appreciation rights were granted to the Named Executive Officers in 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS(1)
                                 ------------------------------------------------
                                              PERCENT OF                             POTENTIAL REALIZABLE
                                                TOTAL                               VALUE AT ASSUMED ANNUAL
                                 NUMBER OF     OPTIONS                               RATES OF STOCK PRICE
                                 SECURITIES   GRANTED TO   EXERCISE                    APPRECIATION FOR
                                 UNDERLYING   EMPLOYEES     OR BASE                     OPTION TERM(3)
                                  OPTIONS     IN FISCAL    PRICE PER   EXPIRATION   -----------------------
             NAME                 GRANTED        YEAR      SHARE(2)       DATE          5%          10%
             ----                ----------   ----------   ---------   ----------   ----------   ----------
John A. Schofield..............    38,764        0.9%      $62.6875     03/31/10    $1,528,225   $3,872,823
                                   90,000        2.2        24.0625     12/01/10     1,361,950    3,451,449
Gregory S. Steele..............     5,000(4)     0.1        36.9375     02/01/10       116,149      294,344
                                    1,000          *        52.0625     04/03/10        32,742       82,974
                                    2,000          *        34.1250     10/16/10        42,922      108,773
                                   35,000        0.9        24.0625     12/01/10       529,647    1,342,230
Mehmet N. Balos................     1,000          *        52.0625     04/03/10        32,742       82,974
                                   85,000(4)     2.1        46.6875     07/07/10     2,495,729    6,324,667
                                    1,000          *        45.5625     07/24/10        28,654       72,615
                                    2,000          *        34.1250     10/16/10        42,922      108,773
                                   35,000        0.9        24.0625     12/01/10       529,647    1,342,230
Keith E. Pratt.................     1,000          *        52.0625     04/03/10        32,742       82,974
                                    1,000          *        45.5625     07/24/10        28,654       72,615
                                    3,000          *        34.1250     10/16/10        64,383      163,159
                                   25,000(4)     0.6        24.0625     12/01/10       378,319      958,736
                                   25,000        0.6        22.5625     12/13/10       354,736      898,970
Jorge A. Valdes................     1,000          *        45.5625     07/24/10        28,654       72,615
                                   25,000        0.6        24.0625     12/01/10       378,319      958,736

---------------
 *  Less than 0.1%

(1) Except as otherwise indicated, each option becomes exercisable in 36 successive equal monthly installments starting from the grant date. The Compensation Committee as Plan Administrator of the 1996 Plan has the authority to provide for the accelerated vesting in the event the Company is acquired by merger or asset sale or there is a hostile change in control effected by a successful tender or exchange offer for more than 50% of the Company's outstanding voting securities or a change in the majority of the Board as a result of one or more contested elections for board membership. Alternatively, the Compensation Committee will provide for such accelerated vesting upon the individual's involuntary termination of service within eighteen (18) months following the acquisition or hostile change in control.

(2) The exercise price for the shares of Common Stock subject to option grants made under the 1996 Plan may be paid in cash or in shares of Common Stock valued at the fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee. In addition, the Plan Administrator may provide financial assistance to one or more optionees in the exercise of their outstanding options by allowing such individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with such exercise.

(3) Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations based upon stock price appreciation at the assumed five percent and ten percent compounded annual rates (as applied to the estimated fair market value of the option shares on the date of grant, not the current fair market value of those shares) and are not intended to forecast any actual or potential future appreciation, if any, in the value of the Company's stock price. Actual gains, if any, on stock option exercises will depend upon the future performance of the Common Stock as well as the option holder's continued employment through the vesting period. The potential realizable value calculation assumes that the option holder waits until the end of the option term to exercise the option.

(4) This option is exercisable in 48 successive equal monthly installments starting from the grant date.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information with respect to the Named Executive Officers concerning their option exercises during 2000 and their option holdings as of the end of the 2000 fiscal year. None of the Named Executive Officers held any stock appreciation rights on that date.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING               VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS AS OF    IN-THE-MONEY OPTIONS AS OF
                              SHARES                       DECEMBER 30, 2000(2)          DECEMBER 30, 2000(3)
                            ACQUIRED ON      VALUE      ---------------------------   ---------------------------
           NAME              EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   -----------   -----------   -------------   -----------   -------------
John A. Schofield.........    33,200      $1,154,181      322,810        572,754      $3,230,678     $4,604,585
Gregory S. Steele.........    59,709       2,496,966       75,712        150,832         639,753        899,601
Mehmet N. Balos...........     9,000         235,840       38,827        191,673          46,103        127,147
Keith E. Pratt............     5,000         206,869       69,602        166,648          49,186         99,923
Jorge A. Valdes...........    12,000         424,402       34,795         82,335          88,079        201,483

---------------
(1) Based upon the difference between the option exercise price paid and the fair market value of the Company's Common Stock on the date of exercise.

(2) These options were granted under the 1996 Plan. In general, the option becomes exercisable in successive equal monthly installments over 36 months of service measured from the date of grant.

(3) Based on the fair market value of the Company's Common Stock on December 30, 2000 ($18.0625 per share) less the exercise price payable for such shares.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     The Compensation Committee as Plan Administrator of the 1996 Plan has the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers or any unvested shares actually held by those individuals under the 1996 Plan, in the event the Company is acquired by merger or asset sale or there is a hostile change in control effected by a successful tender or exchange offer for more than 50% of the Company's outstanding voting securities or a change in the majority of the Board as a result of one or more contested elections for board membership. Alternatively, the Compensation Committee will provide for such accelerated vesting upon the individual's involuntary termination of service within eighteen (18) months following the acquisition or hostile change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors currently consists of Messrs. Higgerson, Sozonoff and Dwight. None of these individuals was an officer or employee of the Company at any time during the 2000 fiscal year or at any other time.

     No current executive officer of the Company has ever served as a member of the Board of Directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three outside directors within the meaning of Section 162(m) of the Internal Revenue Code, and develops and oversees the Company's executive compensation strategy. The Company's executive compensation strategy is designed to facilitate recruiting and retaining highly qualified executives, supporting achievement of the Company's business objectives and enhancing stockholder value. The Committee reviews, on an ongoing basis, all aspects of executive compensation. In addition, the Committee recommends for consideration and approval by all of the outside directors, the compensation for the Chief Executive Officer.

     The Committee's executive compensation philosophy is designed to address the needs of the Company, its executives and its stockholders. The executive compensation program is structured to:

     - Reinforce the importance of management's focus on enhancing stockholder value;

     - Ensure alignment of management's compensation with the annual and long-term performance of the Company;

     - Reward exceptional performance by means of competitive compensation opportunities; and

     - Enable the Company to attract and retain a highly qualified management team.

     The three key elements of the Company's compensation program are base salary, a management incentive bonus plan and long-term incentives, which consist of stock options.

BASE SALARY

     The Committee annually reviews each executive's base salary. The expected salary range for each position is established by comparing positions in similar companies as determined by external industry surveys of compensation of executives in similar positions. Actual paid salaries are determined by the executives' experience and performance. In making comparisons with the compensation of executives of similar companies, the Committee considers national salary survey data for companies comparable to the Company with respect to size and gross revenues. The Committee believes that the Company competes with these organizations for executive talent.

     In determining salary adjustments, the Committee considers the Company's growth in earnings and revenues and the executive's performance level, as well as other factors relating to the executive's specific responsibilities. Additional factors considered include the executive's length of time in the position, experience, skills, potential for advancement, responsibility and current salary in relation to the expected level of pay for the position. The Committee does not apply a specific formula or weight to the factors considered. For 2000 the Committee exercised its discretionary judgment based upon the criteria listed above and the recommendations of the Chief Executive Officer to determine the appropriate salary adjustments.

ANNUAL INCENTIVE COMPENSATION

     All executives at the Director level and above participate in the AFC Management Incentive Plan ("MIP"). At the beginning of each year, the Committee establishes performance goals for the Company for that year. These goals are tied to the Company's annual operating plan and include revenues, gross margins, and operating profit. The MIP provides for payment of a designated amount based upon achievement of specific financial objectives as well as individual performance. Performance is measured as a percent of attainment against these objectives.

     Additionally, at the beginning of each year the Committee establishes incentive award guidelines for the four levels of participants in the MIP. The percentage of total annual pay attributable to incentive compensation increases proportionately with the executive's level of management responsibility.

     MIP bonuses are paid quarterly up to 125% of Company performance goals determined by weighted financial parameters consisting of revenues, gross margin and operating profit. In the event performance exceeds 125% of targeted goals for the year, the additional bonus amount in excess of the 125% is paid out annually. Once the potential bonus amount is determined for each level of participation, the actual bonus paid per participant is composed of a non-discretionary amount of 70% and discretionary amount of 30% of the potential bonus. Receipt of any or all of the 30% is based on the participant's performance for the quarter.

     At the December 2000 Board Meeting the Board of Directors approved a bonus plan for all employees for the year 2001. The new plan replaces the MIP for 2001 and is re-named the Advanced Fibre Communications Incentive Plan. The new plan mechanics remain essentially the same with the following exceptions: the measurements of revenues, gross margins, and operating profit change to gross revenues, gross profit percentage, and operating income; the 30% discretionary portion of the bonus is eliminated; and the timing of bonus payments are annually for vice presidents and above and semi-annually for all other employees.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentives are linked to the growth in the value of the Company's Common Stock and consist of stock options. All stock options have been granted with an exercise price equal to the fair market value of the stock at the time of grant, and therefore, provide no compensation to the executive unless the value of the stock increases. The Committee encourages executives to maintain a long-term ownership position in the Company's Common Stock. The Committee believes that through the use of stock options the interests of the Company's executives are directly related to enhancing stockholder value.

     Each year, the Committee establishes guidelines and incentive stock option amounts based on position level, base salary and current competitive practice as indicated by industry compensation surveys of comparable companies. Individual departments then make their recommendations to the Chief Executive Officer based on each individual's past and expected contributions to the achievement of the Company's long-term performance goals. The Chief Executive Officer adjusts and/or approves the recommendations that are forwarded to the Committee. The Committee approves incentive stock option awards to executives based on its discretionary judgment, taking into consideration the above mentioned criteria and recommendations. To ensure that these stock option grants are linked to performance, the Committee does not consider prior stock option grants when making these awards.

CHIEF EXECUTIVE OFFICER COMPENSATION

     John A. Schofield, has served as President and Chief Executive Officer since his appointment by the Board of Directors on March 29, 1999.

     In determining Mr. Schofield's base salary, incentive compensation, long-term incentive compensation and loan forgiveness, described under "Certain Relationships and Related Transactions", for 2000, the Committee considered both the Company's performance and Mr. Schofield's individual performance by the same measures described above for determining executive compensation.

DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to the Chief Executive Officer and the four other most highly compensated officers of a public company to $1 million per officer in any year, but contains an exception for performance-based compensation that satisfies certain conditions.

     The Company's 1996 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1996 Stock Incentive Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.

     While it is unlikely that other compensation payable to any executive officer would exceed the deduction limit in the near future, the Committee has not yet considered whether it will seek to qualify compensation other than options for the performance-based exception or will prohibit the payment of compensation that would exceed the deduction limit. However, in approving the amount and form of compensation for executive officers, the Committee will continue to consider all elements of cost to the Company of providing that compensation.

April 13, 2001

      COMPENSATION COMMITTEE MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS:

                             Clifford H. Higgerson
                                 Alex Sozonoff
                             Herbert M. Dwight, Jr.

                               PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return on the Company's Common Stock with a cumulative total return of the Standard & Poor's 500 Index (the "S&P 500") and the Standard & Poor's High Technology Composite Index (the "Peer Group").

     The graph assumes that $100 was invested at the time of the Company's initial public offering on October 1, 1996 in each of the Company's Common Stock, the S&P 500 and the Peer Group, and that dividends in the S&P 500 and Peer Group were reinvested.

         COMPARISON OF ADVANCED FIBRE COMMUNICATIONS, INC., THE S&P 500
                          AND THE COMPANY'S PEER GROUP

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------------------------------------
                       Oct-96    Dec-96    Mar-97    Jun-97    Sep-97    Dec-97    Mar-98    Jun-98    Sep-98
--------------------------------------------------------------------------------------------------------------
 AFC                    $100      $120      $ 73      $137      $186      $133      $165      $186      $ 31
 S&P 500                $100      $110      $109      $128      $131      $141      $160      $165      $148
 Peer Group             $100      $114      $108      $134      $158      $139      $166      $178      $173
                       Dec-98    Mar-99    Jun-99    Sep-99    Dec-99    Mar-00    Jun-00    Sep-00    Dec-00
 AFC                    $ 49      $ 43      $ 70      $100      $201      $282      $204      $171      $ 82
 S&P 500                $179      $187      $200      $187      $214      $218      $212      $209      $192
 Peer Group             $231      $259      $289      $299      $386      $436      $398      $348      $240
--------------------------------------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 1999, the Company loaned to Mr. Schofield the sum of $500,000 for relocation expenses. Such loan bears interest at the rate of 4.67% per annum, compounded annually. The principal balance and accrued interest is due and payable in three equal installments on March 29, 2000, March 29, 2001 and March 29, 2002. In February 2000, the Board authorized the forgiveness of the first scheduled principal and interest payment due under the loan in the amount of $190,017. At its February 2001 Board of Directors Meeting, the Board authorized the forgiveness of the second scheduled principal and interest payment due under the loan in the amount of $180,288. Mr. Schofield remains indebted to the Company with respect to the remaining principal under the loan in the amount of $166,666 plus accrued interest.

     In January 2000, the Company loaned to Mr. Pratt the sum of $100,000 in connection with Mr. Pratt's promotion to Chief Financial Officer. This loan bears interest at the rate of 5.88% per annum, compounded annually. The principal balance and accrued interest is due and payable in three equal installments on January 18, 2001, January 18, 2002 and January 18, 2003. At its February 2001 Board of Directors Meeting, the Board authorized the forgiveness of the first scheduled principal and interest payment due under the loan in the amount of $39,703. Mr. Pratt remains indebted to the Company with respect to the remaining principal under the loan in the amount of $66,667 plus accrued interest.

     In July 2000, the Company loaned to Mr. Valdes the sum of $100,000 in connection with Mr. Valdes's relocation. This loan bears interest at the rate of 6.6% per annum, compounded annually. The principal balance and accrued interest is due and payable in three equal installments on July 26, 2001, July 26, 2002 and July 26, 2003. In August 2000, the Company loaned to Mr. Valdes an additional sum of $100,000 also in connection with Mr. Valdes's relocation. This loan bears interest at the rate of 6.37% per annum, compounded annually. The principal balance and accrued interest is due and payable in one installment on August 8, 2001.

     The Company has granted options to certain of its directors and executive officers. See "Executive Compensation" and "Security Ownership of Certain Beneficial Owners and Management".

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon review of the copies of Section 16(a) reports received by the Company, and written representations that no other reports were required, the Company believes that there was compliance for the 2000 fiscal year with all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent stockholders, except that Mr. Steele inadvertently filed two transactions late on Form 4.

                             STOCKHOLDER PROPOSALS

     If a stockholder wants to include a proposal in the Company's proxy statement and form of proxy for presentation at the 2002 Annual Meeting of Stockholders, the proposal must be received by December 15, 2001 and must otherwise comply with the rules of the Securities and Exchange Commission relating to the submission of stockholder proposals. Proposals must be mailed to the Company's principal executive offices, 1465 N. McDowell Blvd., Petaluma, California 94954, Attention: Secretary.

     A stockholder proposal not included in the Company's proxy statement for the 2002 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's bylaws. To be timely, the Company's bylaws provide that the Company must have received the stockholder's notice not less than 45 days nor more than 75 days prior to the date of the meeting.

                                 OTHER MATTERS

     Management does not know of any matters to be presented at the Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If other matters are properly presented, the individuals named as proxies will have discretionary authority to vote your shares on the matter unless you direct otherwise in your proxy instruction.

     It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE THE ACCOMPANYING PROXY PROMPTLY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                          By Order of the Board of Directors,

                                          [DONALD GREEN SIGNATURE]
                                          Donald Green
                                          Chairman of the Board

April 13, 2001
Petaluma, California

                                   EXHIBIT A

                      ADVANCED FIBRE COMMUNICATIONS, INC.

               AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

I. PURPOSE

     The primary function of the Audit Committee of Advanced Fibre Communications, Inc. (the "Company") is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the Company's: (1) financial reports and other information provided to third parties, (2) systems of internal controls regarding finance, accounting, legal compliance and ethics established by management and the Board, and (3) auditing, accounting and reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

     - Review and appraise the audit efforts of the Company's independent accountants and internal auditing department.

     - Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by performing the activities enumerated in Section III of this Charter. It is understood that the Audit Committee's duties do not include planning or conducting audits or determining that the Company's financial statements are accurate, complete and in accordance with generally accepted accounting principles. The foregoing is the responsibility of management and the independent accountants. In addition, while the Audit Committee is responsible for reviewing and monitoring the Company's legal compliance programs as described below, it is not the Audit Committee's duty to ensure individual compliance with laws and the Company's Corporate Compliance Program.

II. COMPOSITION

     The Audit Committee will be comprised of three or more directors, as determined by the Board, each of whom is independent of management and the Company. The Company's criteria for independence are set forth in the Appendix to this Charter. All Audit Committee members will be financially literate, and at least one member will have accounting or financial management expertise.

III. RESPONSIBILITIES

     To fulfill its responsibilities the Audit Committee will:

DOCUMENTS/REPORTS REVIEW

     - Obtain the full Board of Directors' approval of this Charter and review and reassess the Charter, at least annually, as conditions dictate.

     - Review the financial statements in the annual report to stockholders with management and the independent accountants, and determine whether the independent accountants take exception to the disclosure and content of the financial statements. The review should include but not be limited to
       (1) views of management and the independent accountants concerning the quality, not just acceptability, of accounting principles, (2) the clarity of financial disclosure practices, (3) other significant decisions made in preparing the financial statements, and (4) discussion of any other matters required to be communicated to the Committee by the independent accountants.

     - Review the Form 10-Q financial statements with financial management and the independent accountants prior to filing and, in the absence of unusual circumstances, before the press release of results.

       Determine that the independent accountants do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Committee by the independent accountants.

     - Review the significant internal reports to management prepared by the internal audit department and management's response.

     - Review the Report of the Audit Committee in the annual report to stockholders and Form 10-K.

     - Review the Company's disclosure in the annual proxy statement that describes the Committee's execution of its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the proxy statement at least triennially or after any significant amendment to this Charter.

INDEPENDENT AUDITORS

     - Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee as the stockholders' representatives, who have the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate the independent auditors' services.

     - Obtain each year from the independent auditors a written communication delineating all of their relationships and professional services rendered to the Company. Review with the independent auditors the nature and scope of any disclosed relationships or services, and take, or recommend that the Board of Directors take, appropriate action to oversee the continuing independence of the auditors.

     - Review and recommend to the Board of Directors the selection of the independent auditors, considering independence and effectiveness, and approve the fees to be paid to the auditors.

ACCOUNTING AND FINANCIAL CONTROLS FRAMEWORK

     - Review with the independent accountants, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the Company's accounting and financial controls. Also elicit any recommendations for the improvement of such controls or particular areas where new or more detailed controls or procedures are desirable.

     - Review with the independent accountants, the Company's internal auditor, and management the extent to which changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

     - Review the internal audit function of the Company, including the independence of its reporting obligations, qualifications of the internal audit staff, proposed audit plans for the coming year, and coordination of such plans with the independent auditors.

ETHICAL AND LEGAL COMPLIANCE

     - Review and update periodically the Company's Guidelines on Ethical Business Practices and review with management the actions taken and systems established to enforce these Guidelines.

     - Review with the Company's counsel legal compliance matters, including corporate securities trading policies and any legal matter that could have a significant impact on the Company's financial statements.

     - Conduct or authorize investigations into any matters within the Committee's responsibilities to the extent deemed appropriate, and if appropriate retain outside counsel for this purpose.

     - Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                    APPENDIX

      DEFINITION OF INDEPENDENCE AS IT PERTAINS TO AUDIT COMMITTEE MEMBERS

     To be considered independent, a member of the Audit Committee cannot:

     - have been an employee of the Company or its affiliates within last three years;

     - have received compensation from the Company or its affiliates in excess of $60,000 last year, unless for board service or in the form of a benefit under a tax-qualified retirement plan;

     - be a member of the immediate family of an executive officer, or someone who was an executive officer within the past three years;

     - be a partner, controlling stockholder, or executive officer of a for-profit organization to which the Company made or received payments (other than those arising solely from investments in the Company's securities) in any of the past three years in excess of the greater of $200,000 or 5% of the annual gross revenues of either organization;

     - be employed as an executive of another entity where any of the Company's executives serves on that other entity's compensation committee.

     Subject to compliance with the listing requirements of Nasdaq or any applicable stock exchange and the regulations of the Securities and Exchange Commission, and under the limited circumstances set forth in such listing requirements and regulations, one person (who is not a current employee or family member of an employee) not meeting the foregoing criteria may be appointed to the Audit Committee if the Board of Directors determines that the best interests of the Company and its stockholders so require.

                                                                 SKU# 1563-PS-01

                     [LOGO OF ADVANCED FIBRE COMMUNICATION]

                                                              THIS IS YOUR PROXY
                                                          YOUR VOTE IS IMPORTANT

Dear Stockholder:


The officers and directors of Advanced Fibre Communications, Inc. ("AFC") cordially invite you to attend the Annual Meeting of Stockholders to be held on May 23, 2001 at 2:00 p.m. at the DoubleTree Hotel, One DoubleTree Drive, Rohnert Park, California.

Please review the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detatch it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

/s/ Donald Green
---------------------
Donald Green
Chairman of the Board

                                        -DETATCH HERE-

    PLEASE MARK
[x] VOTES AS IN
    THIS EXAMPLE.

1. Election of Directors.

   NOMINEES: (01) Ruann F. Ernst
             (02) John A. Schofield
               FOR       WITHHELD
               [ ]         [ ]

[ ]
   --------------------------------------
   For all nominees except as noted above

2. Ratify the appointment of KPMG LLP        FOR  AGAINST   ABSTAIN
   as independent auditors of the            [ ]    [ ]       [ ]
   Corporation for 2001.

3. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING       [ ]


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.    [ ]

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer. If signing for a partnership, please sign in partnership name by an authorized person.

                                 -DETATCH HERE-

                                     PROXY

                      ADVANCED FIBRE COMMUNICATIONS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The undersigned stockholder of Advanced Fibre Communications, Inc. (the "Corporation") hereby appoints Keith E. Pratt and R. Leon Blackburn, and each or either of them with full power of substitution in each of them, as proxies of the undersigned, and hereby authorizes them to represent and to cast all votes as designated below, which the undersigned stockholder is entitled to cast at the Annual Meeting of the Stockholders to be held at 2:00 p.m. on May 23, 2001, at the DoubleTree Hotel, One DoubleTree Drive, Rohnert Park, California 94928, and at any adjournments thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy heretofore given.

THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE CORPORATION FOR THE YEAR ENDING DECEMBER 29, 2001 AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE CORPORATION EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON. THE UNDERSIGNED STOCKHOLDER HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

===============                                                ===============
  SEE REVERSE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
      SIDE                                                           SIDE
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